Exhibit 99.1

Amedisys finalizes Settlement Agreement with Government

Settlement brings previously announced DOJ Civil Investigation and Stark Law Self -Referral Disclosure to a close

BATON ROUGE, LA – (GLOBE NEWSWIRE) – April 23, 2014 – Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health and hospice care companies, announced today that the company has finalized its previously announced settlement to bring to an end the civil investigation brought by the U.S. Department of Justice (“DOJ”).

Amedisys has fully cooperated with the DOJ civil investigation, which involved Medicare reimbursement for home health services provided by certain Amedisys care centers from January 1, 2008 through December 31, 2010. The settlement also resolves a previously disclosed Stark Law issue regarding care coordination services provided to a physician practice group in exchange for compensation that was not consistent with fair market value during the period April 1, 2008 through April 30, 2012, which the company voluntarily self-disclosed to the Centers for Medicare and Medicaid Services.

As previously announced, although Amedisys disputed the DOJ’s allegations of misconduct, it decided to settle to avoid the cost and uncertainty inherent in protracted litigation. The DOJ investigation primarily centered on determinations made by Amedisys clinicians and independent physicians that patients were homebound and needed skilled nursing or therapy services, and that the services provided were medically necessary. Each year, Amedisys’ dedicated clinicians provide care to more than 360,000 patients, many of whom suffer from more than one chronic and debilitating disease.

Amedisys maintains that it operated according to stringent policies requiring that home health nursing and therapy services be delivered to qualifying patients having a medical need for such care, and only upon the direction of their physicians. Amedisys provides extensive training to its clinicians concerning these requirements and has made significant investments in its compliance program, which has been designed to comport with guidelines established by the Office of Inspector General, United States Department of Health and Human Services. The final Settlement Agreement reflects Amedisys’ disagreement with the DOJ’s claims and includes no admission or determination of wrongdoing.

“We are pleased to put this matter behind us,” stated Ronald A. LaBorde, President and Interim Chief Executive Officer. “We are intensely focused on achieving the best possible outcomes for our patients by providing the care they need, when they need it, in the comfort of their own homes. We strive diligently to ensure that our operations are fully compliant with Medicare program requirements.”

Under the terms of the civil settlement, and as disclosed previously, Amedisys will pay a total of $150 million plus interest in two installments. The first installment of $115 million plus interest must be paid by May 2, 2014, and the remaining $35 million plus interest must be paid by October 23, 2014. The company will fund the settlement through cash on hand and draws upon its existing credit facility.

Amedisys took the charge associated with the settlement in the third quarter of 2013. In addition to the amount to be paid to the United States, the company will be responsible for payment of attorneys’ fees and expenses of various qui tam relators in the amount of approximately $3.9 million, which will be recorded in the first quarter of 2014.

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a “health care at home” company delivering personalized home health and hospice care to more than 360,000 patients each year. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. For more information about Amedisys, please visit: http://www.amedisys.com.

We use our company website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Certain Forward-Looking Statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, our ability to divest care centers currently held for sale, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, our ability to comply with the terms of our settlement agreement and corporate integrity agreement entered into with the United States government, and changes in law or developments with respect to any litigation or investigations relating the Company, including the SEC investigation, the OIG Self-Disclosure issues and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

CONTACT: Amedisys, Inc.

Media Relations:

Shannon McIntyre Hooper, 615-577-1124

smh@thinkrevivehealth.com

or

Investor Relations:

David Castille, 225-299-3665

Director – Treasury/Finance

david.castille@amedisys.com

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